Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(97,315)
Unrealized Gain (Loss) on Market Value of Futures	6,984,955
Dividend Income	8,955
Interest Income	24,294
ETF Transaction Fees	700
Total Income (Loss)	$6,921,589

Expenses
General Partner Management Fees	$55,832
Professional Fees	9,573
Brokerage Commissions	1,499
Non-interested Directors' Fees and Expenses	635
Prepaid Insurance Expense	295
NYMEX License Fee	1,396
Total Expenses	$69,230
Net Income (Loss)	$6,852,359

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$112,412,487
Additions (200,000 Shares)	3,573,577
Net Income (Loss)	6,852,359

Net Asset Value End of Month	$122,838,423
Net Asset Value Per Share (6,550,000 Shares)	$18.75

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612